Ameriprise Financial, Inc. Minneapolis, MN NYSE: AMP January 26, 2022

Ameriprise Financial Reports
Fourth Quarter 2021 Results

Earnings Per Diluted Share		Return on Equity, ex AOCI (1)
	Q4 2021		Q4 2021
GAAP	$5.96	GAAP	51.2%
Adjusted Operating	$6.15	Adjusted Operating	50.6%

•Fourth quarter adjusted operating earnings per diluted share was a record $6.15, up 36 percent from the prior year reflecting strong business growth. Full year adjusted operating earnings per diluted share excluding unlocking increased 35 percent to $22.75.
Perspective from Jim Cracchiolo, Chairman and Chief Executive Officer

“Ameriprise delivered another very strong quarter and a record year for client flows, assets and financial results.

“This significant organic growth was complemented by strategic actions, including our acquisition of BMO EMEA. In the quarter, we drove more than $40 billion in client net inflows.

“Wealth and Asset Management generated 80% of our 2021 adjusted operating earnings, and we continued to deliver consistently strong results in our high-quality insurance and annuity business. This allows us to generate a differentiated level of capital return to shareholders, while investing in the business and maintaining our balance sheet discipline.

“Ameriprise is well positioned to continue navigating the current environment successfully, and rising interest rates would be another positive. We remain focused on serving our clients well and are energized about the opportunity before us.”

•Fourth quarter GAAP net income per diluted share was $5.96, versus $1.43 a year ago, from strong business performance and lower market impact on derivatives, with BMO integration costs in the current year period. Full year GAAP net income per diluted share increased 89 percent to $23.00.

•Assets under management and administration increased to a record high of $1.4 trillion. BMO’s EMEA Asset Management business (BMO EMEA) added $136 billion of acquired assets.
•Net flows from Advice & Wealth Management and Asset Management were over $40 billion, including a net $15 billion of BMO-related flows primarily from the U.S. asset transfers in North America mainly in December.

•Adjusted operating net revenue was $3.7 billion, an 18 percent increase from strong organic growth.
•Ameriprise generated strong profitability with pretax adjusted operating earnings up 33 percent to $894 million, driven by 45 percent earnings growth from Wealth and Asset Management. These businesses represented 81 percent of operating earnings in the quarter.

•Investment performance at Columbia Threadneedle Investments remains excellent with 133 funds with 4- and 5-star Morningstar ratings with more than 80% of funds above median on an asset-weighted basis over 3-, 5- and 10-year time periods.

•The company returned $630 million of capital to shareholders in the quarter for a total of $2.4 billion for the full year, which was nearly 90 percent of adjusted operating earnings.
•The company announced a new share repurchase authorization of $3.0 billion through March 31, 2024.
•On November 8, 2021, the company successfully closed the acquisition of BMO EMEA and recognized $18 million of integration expense on a GAAP basis in the quarter.

(1) Return on equity excluding AOCI is calculated on a trailing 12-month basis.

Ameriprise Financial, Inc.
Fourth Quarter Summary
	Quarter Ended December 31,		% Over/ (Under)	Year-to-date December 31,		% Over/ (Under)
(in millions, except per share amounts, unaudited)	2021	2020		2021	2020
GAAP net income	$701	$177	NM	$2,760	$1,534	80%
Adjusted operating earnings	$723	$559	29%	$2,724	$1,770	54%
Adjusted operating earnings excluding Q3 unlocking (see reconciliation starting on p. 25)	$723	$559	29%	$2,730	$2,119	29%

GAAP net income per diluted share	$5.96	$1.43	NM	$23.00	$12.20	89%
Adjusted operating earnings per diluted share	$6.15	$4.53	36%	$22.70	$14.08	61%
Adjusted operating earnings per diluted share excluding Q3 unlocking (see reconciliation starting on p. 25)	$6.15	$4.53	36%	$22.75	$16.86	35%

GAAP Return on Equity, ex. AOCI	51.2%	26.1%		51.2%	26.1%
Adjusted Operating Return on Equity, ex. AOCI	50.6%	30.2%		50.6%	30.2%
Adjusted Operating Return on Equity, ex. AOCI and Q3 unlocking	50.7%	36.1%		50.7%	36.1%

Weighted average common shares outstanding:
Basic	114.6	120.9		117.3	123.8
Diluted	117.6	123.4		120.0	125.7

NM Not Meaningful - variance equal to or greater than 100%

Fourth quarter 2021 GAAP results were modestly impacted by the market changes that negatively affected credit spreads and the valuation of derivatives, as well as integration costs from the acquisition of BMO EMEA. The prior year quarter also included significant negative impacts from market changes that affected credit spreads and valuation of derivatives.

Ameriprise Financial, Inc.
Advice & Wealth Management Segment Adjusted Operating Results
	Quarter Ended December 31,		% Over/ (Under)
(in millions, unaudited)	2021	2020
Net revenues	$2,114	$1,776	19%
Distribution expenses	1,275	1,065	(20)%
G&A / other expense	367	359	(2)%
Pretax adjusted operating earnings	$472	$352	34%

Pretax adjusted operating margin	22.3%	19.8%	250 bps

	Quarter Ended December 31,		% Over/ (Under)
(in billions, unless otherwise noted)	2021	2020
Total client assets	$858	$732	17%
Total client net flows (1)	$12.5	$9.7	29%
Wrap net flows (1)	$10.5	$9.0	17%
AWM cash balance	$43.8	$41.5	6%
Average gross yield on cash balances (in bps)	62	69
Adjusted operating net revenue per advisor (TTM in thousands)	$796	$674	18%
Adjusted for interest rates (2)	$796	$666	20%

(1) See definition on page 13.
(2) Adjusted for impact from interest rates. See reconciliation on page 28.

Advice & Wealth Management pretax adjusted operating earnings increased 34 percent to a record $472 million driven by robust client net flows, higher transactional activity, market appreciation, increased bank profitability and disciplined expense management. Pretax adjusted operating margin was 22.3 percent, up 250 basis points, which demonstrated our strategic focus on profitable growth.

Adjusted operating net revenues grew 19 percent to $2.1 billion, reflecting strong client net flows and transactional activity levels, as well as market appreciation.

Distribution expenses were up 20 percent associated with robust organic growth. General and administrative expense increased 2 percent, as higher activity-based expense and performance-based compensation were partially offset by expense discipline.

Total client assets grew 17 percent to $858 billion. Substantial organic growth across our advisor network was driven primarily by increased new client acquisition, deeper client relationships from existing clients, as well as experienced advisor recruiting. Total client flows reached a new high of $12.5 billion in the quarter, with a 17 percent increase in wrap flows and an 8 percent increase in transactional activity. Wrap net flows were $10.5 billion, representing the fifth consecutive quarter at or above $9.0 billion. Cash balances increased to $43.8 billion with an opportunity for clients to put cash back to work in the future.

Adjusted operating net revenue per advisor on a trailing 12-month basis was $796,000. Excluding the decline in short-term interest rates, adjusted operating net revenue per advisor increased 20 percent. Total advisors increased 2 percent to 10,116, with excellent advisor retention, as well as the addition of 86 experienced advisors in the quarter.

Ameriprise Financial, Inc.
Asset Management Segment Adjusted Operating Results
	Quarter Ended December 31,		% Over/ (Under)
(in millions, unaudited)	2021	2020
Net revenues	$1,060	$798	33%
Distribution expenses	294	254	(16)%
G&A / other expenses	436	343	(27)%
Pretax adjusted operating earnings	$330	$201	64%

Net pretax adjusted operating margin (1)	45.7%	39.5%

	Quarter Ended December 31,		% Over/ (Under)
(in billions)	2021	2020
Total segment AUM	$754	$547	38%

Net Flows
Global Retail net flows	$13.6	$7.8	74%
Global Institutional net flows, ex. legacy insurance partners flows	14.8	0.6	NM
Legacy insurance partners flows	(0.9)	(1.4)	32%
Total segment net flows	$27.5	$7.0	NM

Model delivery AUA Flows (2)	$0.8	$0.2	NM

(1) See reconciliation on page 14.
(2) Estimated based on the period to period change in assets less calculated performance based on strategy returns on a one-quarter lag.
NM Not Meaningful - variance equal to or greater than 100%

Asset Management pretax adjusted operating earnings increased 64 percent to $330 million reflecting the cumulative benefit of net inflows, higher performance fees and market appreciation. Net pretax adjusted operating margin was 45.7 percent. The net pretax adjusted operating margin excluding the BMO EMEA acquisition was 48.6 percent.

Adjusted operating revenues grew to $1.1 billion, up 33 percent from strong performance fees, the addition of the recently acquired EMEA Asset Management business from BMO, the cumulative benefit of inflows, as well as higher equity markets. Excluding BMO EMEA, revenue increased 25 percent.

Distribution expense increased 16 percent from strong equity market appreciation. General and administrative expense grew 27 percent driven by the BMO EMEA acquisition and higher performance fee compensation. Excluding BMO EMEA, G&A was well managed and up 12 percent.

Total assets under management increased 38 percent to $754 billion reflecting the acquisition of BMO EMEA, equity market appreciation and net inflows. Long term investment performance remained very strong across equity, fixed income and asset-allocation strategies.

In the quarter, net inflows were $27.5 billion, which included a net $15.0 billion related to BMO. In the U.S., $16.9 billion of inflows were related to clients that elected to transfer retail and institutional assets to us resulting from the transition of investment advisory services as part of an arrangement with BMO. BMO EMEA had $1.9 billion of outflows, of which approximately 40 percent was associated with the acquisition.
•Retail net inflows were $13.6 billion, which included reinvested dividends, $2.6 billion of BMO-related net inflows in the U.S. and EMEA, and $2.4 billion of underlying outflows.

•Global institutional net inflows were $14.8 billion, which included $14.0 billion of inflows from U.S. BMO asset management clients, BMO EMEA outflows of $1.6 billion, and underlying $2.4 billion of net inflows across multiple strategies and geographies.

Ameriprise Financial, Inc.
Retirement & Protection Solutions Segment Adjusted Operating Results
	Quarter Ended December 31,		% Over/ (Under)
(in millions, unaudited)	2021	2020
Net revenues	$815	$799	2%
Expenses	632	619	(2)%
Pretax adjusted operating earnings	$183	$180	2%

Retirement & Protection Solutions pretax adjusted operating earnings were $183 million as market appreciation was largely offset by higher sales expense, net outflows in retirement products and lower portfolio yields. Overall claims remain within expected ranges.

The company continues its ongoing shift to lower-risk products. In December, the company announced that it discontinued sales of substantially all variable annuities with living benefit riders at year end, with a full exit of new sales by mid-2022. In addition, the company discontinued sales of universal life with secondary guarantees and universal life/LTC combo products in the quarter.

Retirement & Protection Solutions sales increased to $1.6 billion. Variable annuity sales increased 15 percent to $1.5 billion, with 67 percent of sales in products without living benefit guarantees. Protection sales increased 41 percent to $97 million, reflecting a significant shift of sales to higher-margin accumulation VUL products.

Ameriprise Financial, Inc.
Corporate & Other Segment Adjusted Operating Results
	Quarter Ended December 31,		% Over/ (Under)
(in millions, unaudited)	2021	2020
Corporate & Other, excluding Closed Blocks	$(88)	$(79)	(11)%
Closed Blocks (1)	(3)	19	NM
Pretax adjusted operating earnings	$(91)	$(60)	(52)%

Long Term Care	$4	$21	(81)%
Fixed Annuities	(7)	(2)	NM
Closed Blocks pretax adjusted operating earnings	$(3)	$19	NM

(1) Long Term Care and Fixed Annuities.
NM Not Meaningful - variance equal to or greater than 100%

Total Corporate & Other pretax adjusted operating loss was $91 million.

Corporate & Other, excluding Closed Blocks, pretax adjusted operating loss was $88 million. Results in the quarter included a $12 million impact from share price appreciation on compensation related expense.

Long Term Care pretax adjusted operating earnings were $4 million, down from last year as terminations and claim activity returned to pre-COVID levels in the quarter.

Fixed Annuities pretax adjusted operating loss was $7 million.

Taxes
The operating effective tax rate was 19.1 percent for the fourth quarter. The full year operating effective tax rate was 17.6 percent.

Contacts

Investor Relations: Media Relations:

Alicia A. Charity Paul W. Johnson
Ameriprise Financial Ameriprise Financial
(612) 671-2080 (612) 671-0625
alicia.a.charity@ampf.com paul.w.johnson@ampf.com

Stephanie M. Rabe
Ameriprise Financial
(612) 671-4085
stephanie.m.rabe@ampf.com

About Ameriprise Financial

At Ameriprise Financial, we have been helping people feel confident about their financial future for more than 125 years. With extensive advisory, asset management and insurance capabilities and a nationwide network of over 10,000 financial advisors, we have the strength and expertise to serve the full range of individual and institutional investors' financial needs. For more information, or to find an Ameriprise financial advisor, visit ameriprise.com.

Ameriprise Financial Services, LLC offers financial planning services, investments, insurance and annuity products. Columbia Funds are distributed by Columbia Management Investment Distributors, Inc., member FINRA and managed by Columbia Management Investment Advisers, LLC. Threadneedle International Limited, BMO Asset Management Limited, LGM Investments Limited, and Pyrford International Ltd, are SEC- and FCA-registered investment adviser affiliates of Columbia Management Investment Advisers, LLC based in the U.K. RiverSource insurance and annuity products are issued by RiverSource Life Insurance Company, and in New York only by RiverSource Life Insurance Co. of New York, Albany, New York. Only RiverSource Life Insurance Co. of New York is authorized to sell insurance and annuity products in the state of New York. These companies are all part of Ameriprise Financial, Inc. CA License #0684538. RiverSource Distributors, Inc. (Distributor), Member FINRA.

Non-GAAP Financial Measures

The company believes the presentation of adjusted operating earnings and other non-GAAP financial measures, and the corresponding ratios, best represents the underlying performance of our core operations and facilitates a more meaningful trend analysis without the distortion of various adjustment items. Management uses non-GAAP financial measures to evaluate our financial performance on a basis comparable to that used by some securities analysts and investors and to provide a valuable perspective for investors. These non-GAAP financial measures are taken into consideration, to varying degrees, for purposes of business planning and analysis and for certain compensation-related matters. Non-GAAP financial measures are intended to supplement investors’ understanding of our performance and should not be considered alternatives for financial measures presented in accordance with GAAP. These measures are discussed in more detail below and may not be comparable to other companies’ similarly titled non-GAAP financial measures. Non-GAAP financial measure reconciliations can be found on the subsequent pages.

Forward-Looking Statements

This news release contains forward-looking statements that reflect management’s plans, estimates and beliefs. Actual results could differ materially from those described in these forward-looking statements. Examples of such forward-looking statements include:
•statements of the company’s plans, intentions, positioning, expectations, objectives or goals, including those relating to asset flows, mass affluent and affluent client acquisition strategy, client retention and growth of our client base, financial advisor productivity, retention, recruiting and enrollments, the introduction, cessation, terms or pricing of new or existing products and services, acquisition integration, general and administrative costs, consolidated tax rate, return of capital to shareholders, and excess capital position and financial flexibility to capture additional growth opportunities;
•statements about the expected trend in the shift to lower-risk products, including the exit from variable annuities with living benefit riders;
•other statements about future economic performance, the performance of equity markets and interest rate variations and the economic performance of the United States and of global markets; and

•statements of assumptions underlying such statements.

The words “believe,” “expect,” “anticipate,” “optimistic,” “intend,” “plan,” “aim,” “will,” “may,” “should,” “could,” “would,” “likely,” “forecast,” “on track,” “project,” ”continue,” “able to remain”, “resume,” “deliver,” “develop,” “evolve,” “drive,” ”enable,” “flexibility,” “scenario,” “case,” “appear,” “expands” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from such statements.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. Management cautions readers to carefully consider the risks described in the “Risk Factors” discussion under Part 1, Item 1A of and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2020 available at ir.ameriprise.com. Management undertakes no obligation to update publicly or revise any forward-looking statements.

The financial results discussed in this news release represent past performance only, which may not be used to predict or project future results. The financial results and values presented in this news release are based upon asset valuations that represent estimates as of the date of this news release and may be revised in the company’s Form 10-K for the year ended December 31, 2021.

Ameriprise Financial announces financial and other information to investors through the company’s investor relations website at ir.ameriprise.com, as well as SEC filings, press releases, public conference calls and webcasts. Investors and others interested in the company are encouraged to visit the investor relations website from time to time, as information is updated and new information is posted. The website also allows users to sign up for automatic notifications in the event new materials are posted. The information found on the website is not incorporated by reference into this release or in any other report or document the company furnishes or files with the SEC.

Ameriprise Financial, Inc.
Consolidated GAAP Results
(in millions, except per share amounts, unaudited)	4 Qtr 2021	4 Qtr 2020	% Over/ (Under)	3 Qtr 2021	% Over/ (Under)
Revenues
Management and financial advice fees	$2,555	$2,003	28%	$2,367	8%
Distribution fees	462	422	9%	458	1%
Net investment income	255	318	(20)%	773	(67)%
Premiums, policy and contract charges	367	375	(2)%	(805)	NM
Other revenues	123	71	73%	113	9%
Total revenues	3,762	3,189	18%	2,906	29%
Banking and deposit interest expense	2	6	67%	3	33%
Total net revenues	3,760	3,183	18%	2,903	30%
Expenses
Distribution expenses	1,322	1,096	(21)%	1,285	(3)%
Interest credited to fixed accounts	145	121	(20)%	172	16%
Benefits, claims, losses and settlement expenses	378	982	62%	(719)	NM
Amortization of deferred acquisition costs	47	(72)	NM	9	NM
Interest and debt expense	42	38	(11)%	64	34%
General and administrative expense	960	828	(16)%	822	(17)%
Total expenses	2,894	2,993	3%	1,633	(77)%
Pretax income	866	190	NM	1,270	(32)%
Income tax provision	165	13	NM	239	31%
Net income	$701	$177	NM	$1,031	(32)%

Earnings per share
Basic earnings per share	$6.12	$1.46		$8.86
Earnings per diluted share	$5.96	$1.43		$8.65

Weighted average common shares outstanding
Basic	114.6	120.9		116.4
Diluted	117.6	123.4		119.2

NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Consolidated Highlights and Capital Summary
(in millions unless otherwise noted, unaudited)	4 Qtr 2021	4 Qtr 2020	% Over/ (Under)	3 Qtr 2021	% Over/ (Under)

Assets Under Management and Administration
Advice & Wealth Management AUM	$460,935	$376,811	22%	$431,861	7%
Asset Management AUM	754,056	546,613	38%	583,398	29%
Corporate AUM	136	82	66%	104	31%
Eliminations	(44,160)	(37,483)	(18)%	(42,022)	(5)%
Total Assets Under Management	1,170,967	886,023	32%	973,341	20%
Total Assets Under Administration	246,891	216,066	14%	232,934	6%
Total AUM and AUA	$1,417,858	$1,102,089	29%	$1,206,275	18%

S&P 500
Daily average	4,600	3,555	29%	4,425	4%
Period end	4,766	3,756	27%	4,308	11%

Weighted Equity Index (WEI) (1)
Daily average	3,068	2,414	27%	2,983	3%
Period end	3,152	2,573	23%	2,909	8%

Common shares
Beginning balance	112.4	118.6	(5)%	114.3	(2)%
Repurchases	(1.6)	(2.1)	24%	(2.1)	24%
Issuances	0.4	1.0	(60)%	0.4	-
Other	(0.3)	(0.7)	57%	(0.2)	(50)%
Total common shares outstanding	110.9	116.8	(5)%	112.4	(1)%
Restricted stock units	3.0	3.2	(6)%	3.0	-
Total basic common shares outstanding	113.9	120.0	(5)%	115.4	(1)%
Total potentially dilutive shares	2.9	2.5	16%	2.9	-
Total diluted shares	116.8	122.5	(5)%	118.3	(1)%

Capital Returned to Shareholders
Dividends paid	$131	$126	4%	$133	(2)%
Common stock share repurchases	499	376	33%	533	(6)%
Total Capital Returned to Shareholders	$630	$502	25%	$666	(5)%

(1) Weighted Equity Index is an Ameriprise calculated proxy for equity market movements calculated using a weighted average of the S&P 500, Russell 2000, Russell Midcap and MSCI EAFE indices based on North America distributed equity assets.

Ameriprise Financial, Inc.
Advice & Wealth Management Segment Adjusted Operating Results
(in millions, unaudited)	4 Qtr 2021	4 Qtr 2020	% Over/ (Under)	3 Qtr 2021	% Over/ (Under)

Revenues
Management and financial advice fees:
Advisory fees	$1,209	$953	27%	$1,189	2%
Financial planning fees	114	100	14%	91	25%
Transaction and other fees	96	88	9%	94	2%
Total management and financial advice fees	1,419	1,141	24%	1,374	3%
Distribution fees:
Mutual funds	220	197	12%	219	-
Insurance and annuity	256	229	12%	246	4%
Other products	95	96	(1)%	96	(1)%
Total distribution fees	571	522	9%	561	2%
Net investment income	68	66	3%	62	10%
Other revenues	58	53	9%	54	7%
Total revenues	2,116	1,782	19%	2,051	3%
Banking and deposit interest expense	2	6	67%	3	33%
Adjusted operating total net revenues	2,114	1,776	19%	2,048	3%

Expenses
Distribution expenses	1,275	1,065	(20)%	1,238	(3)%
Interest and debt expense	2	2	-	3	33%
General and administrative expense	365	357	(2)%	348	(5)%
Adjusted operating expenses	1,642	1,424	(15)%	1,589	(3)%
Pretax adjusted operating earnings	$472	$352	34%	$459	3%

Pretax adjusted operating margin	22.3%	19.8%		22.4%

Pretax adjusted operating earnings by product
Certificates and Banking - Combined	$21	$21	-	$17	24%
Wealth Management & Distribution	451	331	36%	442	2%
Pretax adjusted operating earnings	$472	$352	34%	$459	3%

Ameriprise Financial, Inc.
Advice & Wealth Management Segment Operating Metrics
(in millions unless otherwise noted, unaudited)	4 Qtr 2021	4 Qtr 2020	% Over/ (Under)	3 Qtr 2021	% Over/ (Under)

AWM Total Client Assets	$857,584	$732,171	17%	$811,189	6%

Total Client Flows (1)	$12,542	$9,697	29%	$10,043	25%

Total Wrap Accounts
Beginning assets	$435,375	$339,950	28%	$430,003	1%
Net flows (2)	10,541	8,999	17%	9,404	12%
Market appreciation (depreciation) and other (2)	18,772	31,064	(40)%	(4,032)	NM
Total wrap ending assets	$464,688	$380,013	22%	$435,375	7%

Advisory wrap account assets ending balance (3)	$459,499	$375,657	22%	$430,546	7%

Brokerage Cash & Certificates Balances
On-balance sheet (Net Investment Income)
On-balance sheet - broker dealer	$3,513	$3,487	1%	$3,441	2%
On-balance sheet - bank	11,419	7,405	54%	9,815	16%
On-balance sheet - certificate	5,300	6,760	(22)%	5,442	(3)%
Total on-balance sheet	$20,232	$17,652	15%	$18,698	8%
Off-balance sheet (Distribution Fees)
Off-balance sheet - broker dealer	$23,593	$23,842	(1)%	$21,374	10%
Total brokerage cash & certificates balances	$43,825	$41,494	6%	$40,072	9%

Gross Fee Yield
On-balance sheet - broker dealer	0.06%	0.11%		0.06%
On-balance sheet - bank (4)	1.27%	1.44%		1.27%
On-balance sheet - certificates	0.94%	1.32%		1.06%
Off-balance sheet - broker dealer	0.26%	0.29%		0.28%

Weighted Average Gross Fee Yield (4)	0.62%	0.69%		0.64%

Financial Advisors
Employee advisors	2,128	2,117	1%	2,112	1%
Franchisee advisors	7,988	7,805	2%	7,961	-
Total financial advisors	10,116	9,922	2%	10,073	-

Advisor Retention
Employee	92.0%	92.1%		91.7%
Franchisee	94.2%	94.0%		94.3%

(1) Total client flows represent inflows of client cash and securities less client outflows. Inflows include dividends and interest; outflows include fees. Excludes short-term and long-term capital gain distributions.

(2) Beginning in Q1 2021, wrap net flows is calculated including dividends and interest less fees, which were previously recorded in market appreciation (depreciation) and other. Net flows excludes short-term and long-term capital gain distributions. Prior periods have been restated.

(3) Advisory wrap account assets represent those assets for which clients receive advisory services and are the primary driver of revenue earned on wrap accounts. Clients may hold non-advisory investments in their wrap accounts that do not incur an advisory fee.

(4) The Gross Fee Yield for prior periods have been restated.
NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Asset Management Segment Adjusted Operating Results
(in millions, unaudited)	4 Qtr 2021	4 Qtr 2020	% Over/ (Under)	3 Qtr 2021	% Over/ (Under)

Revenues
Management and financial advice fees:
Asset management fees:
Retail	$624	$492	27%	$587	6%
Institutional	248	134	85%	143	73%
Transaction and other fees	58	51	14%	57	2%
Revenue from other sources (1)	7	4	75%	7	-
Total management and financial advice fees	937	681	38%	794	18%
Distribution fees:
Mutual funds	70	63	11%	70	-
Insurance and annuity	49	45	9%	50	(2)%
Total distribution fees	119	108	10%	120	(1)%
Net investment income	2	8	(75)%	1	NM
Other revenues	2	1	NM	—	-
Total revenues	1,060	798	33%	915	16%
Banking and deposit interest expense	—	—	-	—	-
Adjusted operating total net revenues	1,060	798	33%	915	16%

Expenses
Distribution expenses	294	254	(16)%	288	(2)%
Amortization of deferred acquisition costs	3	3	-	3	-
Interest and debt expense	2	1	NM	1	NM
General and administrative expense	431	339	(27)%	338	(28)%
Adjusted operating expenses	730	597	(22)%	630	(16)%
Pretax adjusted operating earnings	$330	$201	64%	$285	16%

Net Pretax Adjusted Operating Margin Reconciliation
Adjusted operating total net revenues	$1,060	$798	33%	$915	16%
Distribution pass thru revenues	(234)	(205)	(14)%	(231)	(1)%
Subadvisory and other pass thru revenues	(97)	(94)	(3)%	(97)	-
Net adjusted operating revenues	$729	$499	46%	$587	24%

Pretax adjusted operating earnings	$330	$201	64%	$285	16%
Adjusted operating net investment income	(2)	(8)	75%	(1)	NM
Amortization of intangibles	5	4	25%	3	67%
Net adjusted operating earnings	$333	$197	69%	$287	16%

Pretax adjusted operating margin	31.1%	25.2%		31.1%
Net pretax adjusted operating margin (2)	45.7%	39.5%		48.9%

Performance fees (3)
Performance fees	$90	$17	NM	$13	NM
Performance fee related to general and administrative expense	55	4	NM	—	-
Net performance fees	$35	$13	NM	$13	NM

(1) Includes revenue from separate accounts that qualify as investment contracts under insurance accounting standards.
(2) Calculated as net adjusted operating earnings as a percentage of net adjusted operating revenues.
(3) Performance fees do not include CLO incentive fees.
NM Not Meaningful - variance equal to or greater than 100%.

Ameriprise Financial, Inc.
Asset Management Segment Operating Metrics
(in millions, unaudited)	4 Qtr 2021	4 Qtr 2020	% Over/ (Under)	3 Qtr 2021	% Over/ (Under)

Managed Assets Rollforward
Global Retail Funds
Beginning assets	$355,719	$289,922	23%	$359,476	(1)%
Inflows	20,358	16,922	20%	16,442	24%
Outflows	(19,111)	(14,518)	(32)%	(15,509)	(23)%
Net VP/VIT fund flows	(1,093)	(840)	(30)%	(1,101)	1%
Net new flows	154	1,564	(90)%	(168)	NM
Reinvested dividends	13,414	6,219	NM	2,001	NM
Net flows	13,568	7,783	74%	1,833	NM
Distributions	(15,093)	(7,088)	NM	(2,151)	NM
Acquired assets (1)	46,091	—	-	—	-
Market appreciation (depreciation) and other	18,676	30,847	(39)%	(2,282)	NM
Foreign currency translation (2)	(717)	2,019	NM	(1,157)	38%
Total ending assets	418,244	323,483	29%	355,719	18%
% of total retail assets sub-advised	15.4%	17.7%		16.0%

Global Institutional
Beginning assets	227,679	208,082	9%	233,890	(3)%
Inflows (3)	24,175	5,378	NM	9,428	NM
Outflows (3)	(10,274)	(6,177)	(66)%	(7,356)	(40)%
Net flows	13,901	(799)	NM	2,072	NM
Acquired assets (1)	90,125	—	-	—	-
Market appreciation (depreciation) and other (4)	5,046	11,388	(56)%	(5,895)	NM
Foreign currency translation (2)	(939)	4,459	NM	(2,388)	61%
Total ending assets	335,812	223,130	51%	227,679	47%

Total managed assets	$754,056	$546,613	38%	$583,398	29%

Total net flows	$27,469	$6,984	NM	$3,905	NM

Legacy insurance partners flows	$(920)	$(1,350)	32%	$(1,402)	34%

Total Assets Under Advisement (5)	$20,194	$13,929	45%	$19,742	2%
Model delivery AUA flows (6)	$820	$226	NM	$514	60%

(1) Reflects the acquisition of BMO’s EMEA Asset Management business that closed on November 8, 2021.
(2) Amounts represent local currency to US dollar translation for reporting purposes.
(3) Global Institutional inflows and outflows include net flows from our RiverSource Structured Annuity product beginning in Q1 2020 and Ameriprise Bank, FSB beginning in Q1 2021.
(4) Included in Market appreciation (depreciation) and other for Global Institutional is the change in affiliated general account balance excluding net flows related to our Structured Annuity product beginning in Q1 2020 and Ameriprise Bank, FSB beginning in Q1 2021.

(5) Assets are presented on a one-quarter lag.
(6) Estimated flows based on the period to period change in assets less calculated performance based on strategy returns on a one-quarter lag.
NM Not Meaningful - variance equal to or greater than 100%.

Ameriprise Financial, Inc.
Asset Management Segment Operating Metrics
(in millions, unaudited)	4 Qtr 2021	4 Qtr 2020	% Over/ (Under)	3 Qtr 2021	% Over/ (Under)

Total Managed Assets by Type (1)
Equity	$402,841	$302,563	33%	$332,715	21%
Fixed income	277,039	195,971	41%	198,696	39%
Money market	10,084	5,899	71%	5,752	75%
Alternative	39,872	22,456	78%	23,389	70%
Hybrid and other	24,220	19,724	23%	22,846	6%
Total managed assets by type	$754,056	$546,613	38%	$583,398	29%

Average Managed Assets by Type (1) (2)
Equity	$372,152	$279,128	33%	$340,804	9%
Fixed income	251,533	191,679	31%	200,106	26%
Money market	8,258	5,397	53%	5,831	42%
Alternative	33,939	21,986	54%	23,360	45%
Hybrid and other	23,686	18,791	26%	23,172	2%
Total average managed assets by type	$689,568	$516,981	33%	$593,273	16%

(1) In Q4 2021, the definition of Alternative AUM was changed to now include real estate, CLOs, private equity, hedge funds (direct and funds of funds), infrastructure and commodities. Prior periods have been restated to reflect this change.

(2) Average ending balances are calculated using the average of the prior period’s ending balance and all months in the current period.

Ameriprise Financial, Inc.
Asset Management Segment Performance Metrics
	4 Qtr 2021

Retail Fund Rankings in Top 2 Quartiles or Above Index Benchmark - Asset Weighted	1 year	3 year	5 year	10 year
Equity	61%	86%	82%	88%
Fixed Income	77%	96%	96%	92%
Asset Allocation	60%	83%	86%	90%

4- or 5-star Morningstar rated funds	Overall	3 year	5 year	10 year
Number of Rated Funds	133	114	111	102
Percent of Rated Assets	70%	64%	60%	71%

Retail Fund performance rankings for each fund is measured on a consistent basis against the most appropriate peer group or index. Peer Groupings are defined by either Lipper, IA, or Morningstar and based primarily on the Institutional Share Class, Net of Fees. Comparisons to Index are measured Gross of Fees.

To calculate asset weighted performance, the sum of the total assets of the funds with above median ranking are divided by total assets of all funds. Funds with more assets will receive a greater share of the total percentage above or below median.

Aggregated Asset Allocation Funds may include funds that invest in other Columbia or Threadneedle branded mutual funds included in both equity and fixed income.

Morningstar as of 12/31/21. Columbia funds are available for purchase by U.S. customers. Out of 91 Columbia funds (Inst. shares) rated, 16 received a 5-star Overall Rating and 37 received a 4-star Overall Rating. Out of 92 Threadneedle funds (highest rated share class) rated, 19 received a 5-star Overall Rating and 35 received a 4-star Overall Rating. Out of 62 BMO funds (highest rated share class) rated, 8 received a 5-star Overall Rating and 18 received a 4-star Over Rating. The Overall Morningstar Rating is derived from a weighted average of the performance figures associated with its 3-, 5- and 10-year (if applicable) Morningstar Rating metrics. Not all funds are available in all jurisdictions, to all investors or through all firms.

© 2021 Morningstar. All rights reserved. The Morningstar information contained herein: (1) is proprietary to Morningstar and/or its content providers; (2) may not be copied or distributed; and (3) is not warranted to be accurate, complete or timely. Neither Morningstar nor its content providers are responsible for any damages or losses arising from any use of this information.

Ameriprise Financial, Inc.
Retirement & Protection Solutions Segment Adjusted Operating Results
(in millions, unaudited)	4 Qtr 2021	4 Qtr 2020	% Over/ (Under)	3 Qtr 2021	% Over/ (Under)

Revenues
Management and financial advice fees	$237	$219	8%	$239	(1)%
Distribution fees	124	115	8%	125	(1)%
Net investment income	113	128	(12)%	114	(1)%
Premiums, policy and contract charges	337	337	-	353	(5)%
Other revenues	4	—	-	3	33%
Total revenues	815	799	2%	834	(2)%
Banking and deposit interest expense	—	—	-	—	-
Adjusted operating total net revenues	815	799	2%	834	(2)%

Expenses
Distribution expenses	134	124	(8)%	134	-
Interest credited to fixed accounts	96	97	1%	99	3%
Benefits, claims, losses and settlement expenses	244	253	4%	323	24%
Amortization of deferred acquisition costs	70	59	(19)%	5	NM
Interest and debt expense	9	11	18%	9	-
General and administrative expense	79	75	(5)%	77	(3)%
Adjusted operating expenses	632	619	(2)%	647	2%
Pretax adjusted operating earnings	$183	$180	2%	$187	(2)%

NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Retirement & Protection Solutions Segment Operating Metrics
(in millions, unaudited)	4 Qtr 2021	4 Qtr 2020	% Over/ (Under)	3 Qtr 2021	% Over/ (Under)

Variable Annuities Rollforwards
Beginning balance	$89,635	$79,846	12%	$90,494	(1)%
Deposit	1,530	1,327	15%	1,421	8%
Withdrawals and terminations	(2,011)	(1,786)	(13)%	(1,900)	(6)%
Net flows	(481)	(459)	(5)%	(479)	-
Investment performance and interest credited	3,138	6,387	(51)%	(380)	NM
Total ending balance - contract accumulation values	$92,292	$85,774	8%	$89,635	3%

Variable annuities fixed sub-accounts	$4,990	$5,104	(2)%	$5,020	(1)%

Life Insurance In Force	$198,553	$195,750	1%	$197,523	1%

Net Amount at Risk (Life)	$37,652	$37,817	-	$37,766	-

Net Policyholder Reserves
VUL/UL	$15,049	$13,738	10%	$14,565	3%
Term and whole life	167	174	(4)%	168	(1)%
Disability insurance	483	504	(4)%	488	(1)%
Other insurance	608	643	(5)%	623	(2)%
Total net policyholder reserves	$16,307	$15,059	8%	$15,844	3%

DAC Ending Balances
Variable Annuities DAC	$1,876	$1,711	10%	$1,840	2%
Life and Health DAC	$847	$766	11%	$834	2%

NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Corporate Segment Adjusted Operating Results and Metrics
(in millions, unaudited)	4 Qtr 2021	4 Qtr 2020	% Over/ (Under)	3 Qtr 2021	% Over/ (Under)

Corporate Excluding Long Term Care and Fixed Annuities Adjusted Operating Income Statements
Revenues
Management and financial advice fees	$—	$—	-	$—	-
Distribution fees	—	—	-	—	-
Net investment income	(12)	(13)	8%	(17)	29%
Premiums, policy and contract charges	(1)	—	-	—	-
Other revenues	4	2	NM	1	NM
Total revenues	(9)	(11)	18%	(16)	44%
Banking and deposit interest expense	1	1	-	—	-
Adjusted operating total net revenues	(10)	(12)	17%	(16)	38%

Expenses
Distribution expenses	—	—	-	—	-
Interest credited to fixed accounts	—	—	-	—	-
Benefits, claims, losses and settlement expenses	(1)	(1)	-	—	-
Amortization of deferred acquisition costs	(1)	—	-	—	-
Interest and debt expense	13	10	(30)%	13	-
General and administrative expense	67	58	(16)%	44	(52)%
Adjusted operating expenses	78	67	(16)%	57	(37)%
Pretax adjusted operating earnings (loss)	$(88)	$(79)	(11)%	$(73)	(21)%

NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Corporate Segment Adjusted Operating Results and Metrics
(in millions, unaudited)	4 Qtr 2021	4 Qtr 2020	% Over/ (Under)	3 Qtr 2021	% Over/ (Under)

Long Term Care Adjusted Operating Income Statements
Revenues
Management and financial advice fees	$—	$—	-	$—	-
Distribution fees	—	—	-	—	-
Net investment income	37	38	(3)%	36	3%
Premiums, policy and contract charges	25	26	(4)%	26	(4)%
Other revenues	—	—	-	—	-
Total revenues	62	64	(3)%	62	-
Banking and deposit interest expense	—	—	-	—	-
Adjusted operating total net revenues	62	64	(3)%	62	-

Expenses
Distribution expenses	(3)	(3)	-	(3)	-
Interest credited to fixed accounts	—	—	-	—	-
Benefits, claims, losses and settlement expenses	53	39	(36)%	58	9%
Amortization of deferred acquisition costs	—	—	-	—	-
Interest and debt expense	2	1	NM	3	33%
General and administrative expense	6	6	-	5	(20)%
Adjusted operating expenses	58	43	(35)%	63	8%
Pretax adjusted operating earnings (loss)	$4	$21	(81)%	$(1)	NM

Long Term Care Policyholder Reserves, net of reinsurance (1)
Active Life Reserves	$2,487	$2,539	(2)%	$2,501	(1)%
Disabled Life Reserves	565	564	-	558	1%
Total long term care policyholder reserves, net of reinsurance	$3,052	$3,103	(2)%	$3,059	-

(1) SFAS 115 requires GAAP reserves to include all unrealized gains on available for sale securities in the portfolio to be reported as if they were realized on the last day of the accounting period with all financial impacts flowing through other comprehensive income.

NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Corporate Segment Adjusted Operating Results and Metrics
(in millions, unaudited)	4 Qtr 2021	4 Qtr 2020	% Over/ (Under)	3 Qtr 2021	% Over/ (Under)

Fixed Annuities Adjusted Operating Income Statements
Revenues
Management and financial advice fees	$—	$—	-	$—	-
Distribution fees	1	—	-	—	-
Net investment income	7	67	(90)%	12	(42)%
Premiums, policy and contract charges	1	—	-	—	-
Other revenues	55	15	NM	55	-
Total revenues	64	82	(22)%	67	(4)%
Banking and deposit interest expense	—	—	-	—	-
Adjusted operating total net revenues	64	82	(22)%	67	(4)%

Expenses
Distribution expenses	—	1	NM	1	NM
Interest credited to fixed accounts	63	65	3%	64	2%
Benefits, claims, losses and settlement expenses	1	1	-	1	-
Amortization of deferred acquisition costs	3	3	-	1	NM
Interest and debt expense	—	5	NM	—	-
General and administrative expense	4	9	56%	7	43%
Adjusted operating expenses	71	84	15%	74	4%
Pretax adjusted operating earnings (loss)	$(7)	$(2)	NM	$(7)	-

NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Eliminations (1) Adjusted Operating Results
(in millions, unaudited)	4 Qtr 2021	4 Qtr 2020	% Over/ (Under)	3 Qtr 2021	% Over/ (Under)

Revenues
Management and financial advice fees	$(37)	$(36)	(3)%	$(38)	3%
Distribution fees	(353)	(323)	(9)%	(348)	(1)%
Net investment income	(4)	(5)	20%	(1)	NM
Premiums, policy and contract charges	(8)	(8)	-	(8)	-
Other revenues	1	—	-	—	-
Total revenues	(401)	(372)	(8)%	(395)	(2)%
Banking and deposit interest expense	(1)	(1)	-	—	-
Adjusted operating total net revenues	(400)	(371)	(8)%	(395)	(1)%

Expenses
Distribution expenses	(378)	(345)	10%	(373)	1%
Interest credited to fixed accounts	—	—	-	—	-
Benefits, claims, losses and settlement expenses	(8)	(5)	60%	(6)	33%
Amortization of deferred acquisition costs	—	—	-	—	-
Interest and debt expense	(3)	(4)	(25)%	(3)	-
General and administrative expense	(11)	(17)	(35)%	(13)	(15)%
Adjusted operating expenses	(400)	(371)	8%	(395)	1%
Pretax adjusted operating earnings (loss)	$—	$—	-	$—	-

(1) The majority of the amounts represent the impact of inter-segment transfer pricing for both revenues and expenses.
NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Capital Information
(in millions, unaudited)	December 31, 2021	December 31, 2020	September 30, 2021

Long-term Debt Summary
Senior notes	$2,800	$2,800	$2,800
Finance lease liabilities	40	44	41
Other (1)	(8)	(13)	(10)
Total Ameriprise Financial long-term debt	2,832	2,831	2,831
Non-recourse debt of consolidated investment entities	2,164	1,913	2,163
Total long-term debt	$4,996	$4,744	$4,994

Total Ameriprise Financial long-term debt	$2,832	$2,831	$2,831
Finance lease liabilities	(40)	(44)	(41)
Other (1)	8	13	10
Total Ameriprise Financial long-term debt excluding finance lease liabilities and other	$2,800	$2,800	$2,800

Total equity (2)	$5,685	$5,867	$5,707
Equity of consolidated investment entities	(3)	(3)	(5)
Total equity excluding CIEs	$5,682	$5,864	$5,702

Total Ameriprise Financial capital	$8,517	$8,698	$8,538
Total Ameriprise Financial capital finance lease liabilities, other and equity of CIEs	$8,482	$8,664	$8,502

Debt to capital
Total Ameriprise Financial long-term debt to total Ameriprise Financial capital	33.3%	32.5%	33.2%
Total Ameriprise Financial long-term debt to total Ameriprise Financial capital excluding finance lease liabilities, other and equity of CIEs (2)	33.0%	32.3%	32.9%

(1) Includes adjustments for fair value of hedges, unamortized discount, debt issuance costs and other lease obligations.
(2) Includes accumulated other comprehensive income, net of tax.

Ameriprise Financial, Inc.
Consolidated Balance Sheets
(in millions, unaudited)	December 31, 2021	December 31, 2020

Assets
Cash and cash equivalents	$7,127	$6,751
Cash of consolidated investment entities	121	94
Investments	35,810	41,031
Investments of consolidated investment entities	2,184	1,918
Separate account assets	97,491	92,611
Receivables	16,205	7,819
Receivables of consolidated investment entities	17	16
Deferred acquisition costs	2,782	2,532
Restricted and segregated cash and investments	2,795	2,558
Other assets	11,444	10,551
Other assets of consolidated investment entities	3	2
Total Assets	$175,979	$165,883

Liabilities
Policyholder account balances, future policy benefits and claims	$35,750	$33,992
Separate account liabilities	97,491	92,611
Customer deposits	20,227	17,641
Short-term borrowings	200	200
Long-term debt	2,832	2,831
Debt of consolidated investment entities	2,164	1,913
Accounts payable and accrued expenses	2,527	1,998
Other liabilities	8,966	8,761
Other liabilities of consolidated investment entities	137	69
Total Liabilities	170,294	160,016

Equity
Ameriprise Financial
Common shares ($.01 par)	3	3
Additional paid-in capital	9,220	8,822
Retained earnings	17,525	15,292
Treasury stock	(21,066)	(18,879)
Accumulated other comprehensive income, net of tax	3	629
Total Equity	5,685	5,867
Total Liabilities and Equity	$175,979	$165,883

Ameriprise Financial, Inc.
Reconciliation Table: Earnings
	Quarter Ended December 31,		Per Diluted Share Quarter Ended December 31,		% Over/ (Under)
(in millions, except per share amounts, unaudited)	2021	2020	2021	2020
Net income	$701	$177	$5.96	$1.43	NM
Less: Net realized investment gains (losses) (1)	9	8	0.08	0.06
Add: Market impact on non-traditional long-duration products (1)	79	614	0.67	4.98
Add: Mean reversion-related impacts (1)	(45)	(117)	(0.38)	(0.95)
Add: Market impact of hedges on investments (1)	(18)	—	(0.15)	—
Add: Integration/restructuring charges (1)	18	—	0.15	—
Less: Net income (loss) attributable to consolidated investment entities	(2)	5	(0.02)	0.04
Add: Tax effect of adjustments (2)	(5)	(102)	(0.04)	(0.83)
Adjusted operating earnings	$723	$559	$6.15	$4.53	36%

Weighted average common shares outstanding:
Basic	114.6	120.9
Diluted	117.6	123.4

(1) Pretax adjusted operating adjustment.
(2) Calculated using the statutory tax rate of 21%.
NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Reconciliation Table: Earnings
	Year-to-date December 31,		Per Diluted Share Year-to-date December 31,		% Over/ (Under)
(in millions, except per share amounts, unaudited)	2021	2020	2021	2020
Net income	$2,760	$1,534	$23.00	$12.20	89%
Less: Net realized investment gains (losses) (1)	87	(10)	0.73	(0.08)
Add: Market impact on non-traditional long-duration products (1)	656	375	5.47	2.98
Add: Mean reversion-related impacts (1)	(152)	(87)	(1.27)	(0.69)
Add: Market impact of hedges on investments (1)	22	—	0.18	—
Less: Block transfer reinsurance transaction impacts (1)	521	—	4.34	—
Add: Integration/restructuring charges (1)	32	4	0.27	0.03
Less: Net income (loss) attributable to consolidated investment entities	(3)	3	(0.03)	0.02
Add: Tax effect of adjustments (2)	11	(63)	0.09	(0.50)
Adjusted operating earnings	$2,724	$1,770	$22.70	$14.08	61%
Less: Pretax impact of annual unlocking/loss recognition	(8)	(442)	(0.07)	(3.52)
Less: Tax effect of annual unlocking/loss recognition	2	93	0.02	0.74
Adjusted operating earnings excluding Unlocking	$2,730	$2,119	$22.75	$16.86	35%

Weighted average common shares outstanding:
Basic	117.3	123.8
Diluted	120.0	125.7

(1) Pretax adjusted operating adjustment.
(2) Calculated using the statutory tax rate of 21%.

Ameriprise Financial, Inc.
Reconciliation Table: Pretax Adjusted Operating Earnings and Pretax Adjusted Operating Margin
	Quarter Ended December 31,
(in millions, unaudited)	2021	2020
Total net revenues	$3,760	$3,183
Less: Net realized investment gains (losses)	9	8
Less: Market impact on non-traditional long-duration products	13	20
Less: Market impact of hedges on investments	18	—
Less: CIEs revenue	15	19
Adjusted operating total net revenues	$3,705	$3,136

Total expenses	$2,894	$2,993
Less: CIEs expenses	18	13
Less: Integration/restructuring charges	18	—
Less: Market impact on non-traditional long-duration products	92	634
Less: Mean reversion-related impacts	(45)	(117)
Adjusted operating expenses	$2,811	$2,463

Pretax income	$866	$190
Pretax adjusted operating earnings	$894	$673

Pretax income margin	23.0%	6.0%
Pretax adjusted operating margin	24.1%	21.5%

Ameriprise Financial, Inc.
Reconciliation Table: Effective Tax Rate
	Quarter Ended December 31, 2020
(in millions, unaudited)	GAAP	Adjusted Operating
Pretax income	$190	$673
Income tax provision	$13	$114

Effective tax rate	6.5%	16.9%

	Quarter Ended December 31, 2021
(in millions, unaudited)	GAAP	Adjusted Operating
Pretax income	$866	$894
Income tax provision	$165	$171

Effective tax rate	19.0%	19.1%

	Year-to-date December 31, 2021
(in millions, unaudited)	GAAP	Adjusted Operating
Pretax income	$3,350	$3,304
Income tax provision	$590	$580

Effective tax rate	17.6%	17.6%

Ameriprise Financial, Inc.
Reconciliation Table: Advice & Wealth Management Adjusted Revenue Per Advisor
(unaudited)	1Q 2020	2Q 2020	3Q 2020	4Q 2020	1Q 2021	2Q 2021	3Q 2021	4Q 2021	% Over/Under
Total Net Revenue ($ in M)	$1,695	$1,537	$1,667	$1,776	$1,879	$1,980	$2,048	$2,114
Interest Revenue ($ in M)	$(78)	$—	$—	$—	$—	$—	$—	$—

Advisor Count	9,878	9,894	9,905	9,922	10,031	10,047	10,073	10,116

Revenue Per Advisor ($ in K)	$172	$155	$168	$179	$187	$197	$203	$209
Revenue Per Advisor excluding short-term interest rate impact ($ in K)	$164	$155	$168	$179	$187	$197	$203	$209

Revenue Per Advisor TTM ($ in K)				$674				$796	18%
Revenue Per Advisor excluding short-term interest rate impact TTM ($ in K)				$666				$796	20%

Ameriprise Financial, Inc.
Reconciliation Table: Pretax Adjusted Operating Earnings Mix Shift
	Quarter Ended December 31,
(in millions, unaudited)	2021	2020

Advice & Wealth Management	$472	$352
Asset Management	330	201
RPS	183	180
Pretax adjusted operating earnings ex Corporate	$985	$733

Advice & Wealth Management	48%	48%
Asset Management	33%	27%
RPS	19%	25%
Subtotal pretax adjusted operating earnings	100%	100%
AWM & AM	81%	75%

Ameriprise Financial, Inc.
Reconciliation Table: Pretax Adjusted Operating Earnings Mix Shift
Year-to-date December 31, 2021
(in millions, unaudited)

Advice & Wealth Management	$1,743
Asset Management	1,096
RPS	735
Pretax adjusted operating earnings ex Corporate	$3,574

Advice & Wealth Management	49%
Asset Management	31%
RPS	20%
Subtotal pretax adjusted operating earnings	100%
AWM & AM	80%

Ameriprise Financial, Inc.
Reconciliation Table: Asset Management Net Pretax Adjusted Operating Margin
	Quarter Ended December 31, 2021
(in millions, unaudited)	Asset Mgmt	BMO (2)	Asset Mgmt ex BMO

Adjusted operating total net revenues	$1,060	$59	$1,001
Distribution, Subadvisory and other pass thru revenues	(331)	(1)	(330)
Net adjusted operating revenues	$729	$58	$671

Pretax adjusted operating earnings	$330	$4	$326
Operating net investment income and amortization of intangibles	3	3	—
Net adjusted operating earnings	$333	$7	$326

Pretax adjusted operating margin	31.1%	6.8%	32.6%
Net pretax adjusted operating margin (1)	45.7%	12.1%	48.6%

(1) Calculated as net adjusted operating earnings as a percentage of net adjusted operating revenues.
(2) Reflects the acquisition of BMO’s EMEA Asset Management business that closed on November 8, 2021.

Ameriprise Financial, Inc.
Reconciliation Table: Asset Management Segment Operating Results
	Quarter Ended December 31,		% Over/ (under)
(in millions, unaudited)	2021	2020

Total net revenues	$1,060	$798	33%
BMO revenues	59	—
Total net revenues excluding BMO	$1,001	$798	25%

Total G&A expenses	$431	$339	27%
BMO G&A expenses	52	—
Total G&A expenses excluding BMO	$379	$339	12%

Ameriprise Financial, Inc.
Reconciliation Table: Return on Equity (ROE) Excluding Accumulated Other Comprehensive Income “AOCI”
	Twelve Months Ended December 31,
(in millions, unaudited)	2021	2020
Net income	$2,760	$1,534
Less: Adjustments (1)	36	(236)
Adjusted operating earnings	2,724	1,770
Less: Annual unlocking/loss recognition, net of tax (2)	(6)	(349)
Adjusted operating earnings excluding Unlocking	$2,730	$2,119

Total Ameriprise Financial, Inc. shareholders’ equity	$5,689	$6,171
Less: Accumulated other comprehensive income, net of tax	301	301
Total Ameriprise Financial, Inc. shareholders’ equity excluding AOCI	5,388	5,870
Less: Equity impacts attributable to the consolidated investment entities	2	1
Adjusted operating equity	$5,386	$5,869

Return on equity excluding AOCI	51.2%	26.1%
Adjusted operating return on equity excluding AOCI (3)	50.6%	30.2%
Adjusted operating return on equity excluding AOCI and Unlocking	50.7%	36.1%

(1) Adjustments reflect the trailing twelve months' sum of after-tax net realized investment gains/losses, net of deferred sales inducement costs ("DSIC") and deferred acquisition costs ("DAC") amortization, unearned revenue amortization and the reinsurance accrual; the market impact on non-traditional long-duration products, net of hedges and related DAC amortization, unearned revenue amortization, and the reinsurance accrual; mean reversion related impacts; block transfer reinsurance transaction impacts; gain on disposal of business; the market impact of hedges to offset interest rate changes on unrealized gains or losses for certain investments; integration/restructuring charges; and the impact of consolidating certain investment entities. After-tax is calculated using the statutory tax rate of 21%.

(2) After-tax is calculated using the statutory tax rate of 21%.
(3) Adjusted operating return on equity excluding accumulated other comprehensive income (AOCI) is calculated using the trailing twelve months of earnings excluding the after-tax net realized investment gains/losses, net of DSIC and DAC amortization, unearned revenue amortization and the reinsurance accrual; the market impact on non-traditional long-duration products, net of hedges and related DAC amortization, unearned revenue amortization, and the reinsurance accrual; mean reversion related impacts; block transfer reinsurance transaction impacts; gain on the disposal of business; the market impact of hedges to offset interest rate changes on unrealized gains or losses for certain investments; integration/restructuring charges; the impact of consolidating certain investment entities; and discontinued operations in the numerator, and Ameriprise Financial shareholders' equity excluding AOCI and the impact of consolidating investment entities using a five-point average of quarter-end equity in the denominator. After-tax is calculated using the statutory tax rate of 21%.